As filed with the Securities and Exchange Commission on June 27, 2017
Registration No. 333-218971

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________________________

CRH MEDICAL CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Suite 578 - 999 Canada Place
World Trade Center, Vancouver, BC  V6C 3E1
(Address of Registrant’s principal executive offices)

Share Unit Plan
(Full title of plan)

CRH Medical Corporation
227 Bellevue Way NE, #188
Bellevue, WA 98004
(425) 894-9556
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Andrew McLeod, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600, Three Bentall Centre P.O. Box 49314 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3399
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ”large accelerated filer, ““accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [X]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

EXPLANATORY NOTE

On June 26, 2017, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-218971) (the “Form S-8”) registering 2,209,000 common shares issuable upon the vesting of previously granted share units under the Registrant's Share Unit Plan.
The Form S-8 inadvertently omitted the opinion of Blake, Cassels & Graydon LLP, to be included as Exhibit 5.1 thereto.  This Post-Effective Amendment No. 1 to the Form S-8 is being filed solely to include the opinion as Exhibit 5.1.

Item 8.          Exhibits
The following exhibits are filed as part of this registration statement:
Exhibit No.	Description
4.1*	Specimen Common Share certificate.
4.2*	Articles of Incorporation of the Registrant.
5.1	Opinion of Blake, Cassels & Graydon LLP.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney.

______________________________
* Previously included in the Registration Statement on Form S-8 (File No. 333-218971) filed with the Securities and Exchange Commission by the Registrant on June 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Canada, on June 27, 2017.

CRH MEDICAL CORPORATION

By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2017.

Signature	Title

*	Chief Executive Officer
Edward Wright

/s/ Richard Bear	Chief Financial Officer
Richard Bear

*	Chairman of the Board of Directors
Anthony F. Holler

*	Director
David A. Johnson

*	Director
Todd Patrick

*	Director
Ian Webb

*By:	/s/ Richard Bear
Richard Bear
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of CRH Medical Corporation and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on June 27, 2017.

CRH Medical Corporation (Authorized U.S. Representative)

By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Specimen Common Share certificate.
4.2*	Articles of Incorporation of the Registrant.
5.1	Opinion of Blake, Cassels & Graydon LLP.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney.

______________________________
* Previously included in the Registration Statement on Form S-8 (File No. 333-218971) filed with the Securities and Exchange Commission by the Registrant on June 26, 2017.